
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information from the Company's financial statements as of and for the year ended December 31, 1995 and the three-month period ended March 31, 1996 and is qualified in its entirety by reference to such financial statements. The schedule has been restated for a 1.287789556-for-one stock split effected in the form of a share dividend.
</LEGEND>
<RESTATED>

<MULTIPLIER>     1
<PERIOD-TYPE>                   YEAR                     3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995             DEC-31-1996
<PERIOD-START>                             JAN-01-1995             JAN-01-1996
<PERIOD-END>                               DEC-31-1995             MAR-31-1996
<CASH>                                          266794                   51393
<SECURITIES>                                         0                       0
<RECEIVABLES>                                  6676844                 9663723
<ALLOWANCES>                                     60000                   75000
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                               7338505                 9941021
<PP&E>                                         8560893                 9451391
<DEPRECIATION>                                 3277061                 3606044
<TOTAL-ASSETS>                                12713262                15921728
<CURRENT-LIABILITIES>                          5973106                 6613585
<BONDS>                                        3924135                 5894433
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        164000                  164000
<OTHER-SE>                                     2652021                 3249710
<TOTAL-LIABILITY-AND-EQUITY>                  12713262                15921728
<SALES>                                              0                       0
<TOTAL-REVENUES>                              30203989                11648811
<CGS>                                                0                       0
<TOTAL-COSTS>                                 18371577                 7119857
<OTHER-EXPENSES>                                573081                  174112
<LOSS-PROVISION>                                364748                   15000
<INTEREST-EXPENSE>                              372093                  136435
<INCOME-PRETAX>                                1455687                  753724
<INCOME-TAX>                                    618931<F1>              312253<F1>
<INCOME-CONTINUING>                                  0                       0
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                    836756<F2>              441471<F2>
<EPS-PRIMARY>                                     0.05<F2>                0.03<F2>
<EPS-DILUTED>                                     0.05<F2>                0.03<F2>

<F1> Represents pro forma provision for income taxes relating to S corporation.
     See Note 10 of Notes to Financial Statements.

<F2> Amounts are presented on a pro forma basis assuming conversion from an S corporation. See Note 10 of Notes to Financial Statements.


